Exhibit 10.7

This Agreement of Lease made as of the 1st day of August, 2000, by and between Scott Hotel Company, LLC, a Limited Liability Company, with offices at 19 West 34th Street, New York, New York, 10001, hereinafter referred to as the "Landlord" and Molecular Radiation Management Inc., a New York Corporation, with offices at 700 Stewart Avenue, Garden City, NY 11530, hereinafter referred to as the "Tenant."

                                    ARTICLE I

1.01 Landlord hereby leases to Tenant a portion of the second floor, known as Room 202, comprising of 1,700 square feet (the "Demised Premises") of the building known as 700 Stewart Avenue, Garden City, New York 11530 (the "Building").

1.02 The Demised Premises represents 10% of the Building ("Tenant's Proportionate Share").

                                   ARTICLE II

2.01 The term of this Lease shall be for a period of two (2) years eight (8) months. The term of this lease shall commence upon the 1st day of September, 2000 ("Commencement Date") and will expire on the 30th day of April, 2003.

                                   ARTICLE III

3.01 Tenant shall pay to the Landlord basic rent on the first day of each and every month the sum of $56,100.00 per annum ($4,675.00 per month) commencing upon the Commencement Date, ("Rent Commencement Date") and continuing throughout the term of this Lease.

3.02 Rent and Additional Rent shall be payable to Scott Hotel Associates, LLC and sent to the offices of the Landlord, located at 19 West 34th Street, New York, New York 10001, or at such other place as the Landlord may from time to time designate, in advance, without notice, demand, offset or deduction except as specifically set forth herein.

3.03 In the event any payment of Basic Annual Rent shall not be made to Landlord on or before the tenth (10th) day of the month or any payment of Additional Rent shall not be made to Landlord within ten (10) days of the due date thereof there shall be added a Late Fee in the sum equal to six percent (6%) of the unpaid items.

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                                   ARTICLE IV

4.01 The Demised Premises shall be used only for health care and executive offices.

4.02 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy.

                                    ARTICLE V

5.01 The Landlord shall deliver the Demised Premises to the Tenant in "AS IS" condition.

                                   ARTICLE VI

6.01 Tenant agrees that all trash, garbage and waste, shall be removed from the Real Property by Tenant, at Tenant's own cost and expense.

6.02 Tenant agrees that the Tenant shall contract separately with the utility company for the electricity, gas and/or water (if any) utilized in the Demised Premises. Landlord shall not be liable for any interruption, curtailment or stoppage of any such services to the Demised Premises.

                                   ARTICLE VII

7.01 Tenant agrees that it shall make all non-structural repairs within the Demised Premises at Tenant's sole cost and expense, unless said repairs were due to any negligent act of the Landlord, its agents, servants or employees, in which event Landlord shall be responsible for the cost of said repairs.

7.02 Landlord shall make all repairs to the common areas of the property and structural repairs to the roof, foundation, steel and other structural members, of the building at Landlord's sole cost and expense, unless said repairs were due to any negligent act of the Tenant, its agents, servants, employees or invitees, in which event Landlord shall make such repair and Tenant shall pay the reasonable cost thereof within ten days of rendering a bill and collected as additional rent.

7.03 Tenant, at Tenant's sole cost and expense, shall be responsible for the maintenance, repair and/or replacement of the HVAC unit supplying the Demised Premises. Landlord shall not be liable for any interruption, curtailment or stoppage of any such services to the Demised Premises.


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IN WITNESS THEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                   SCOTT HOTEL ASSOCIATES, LLC


                                   BY:  /s/ illegible
                                        ---------------------------------------
                                                 LANDLORD

                                   MOLECULAR RADIATION MANAGEMENT INC.


                                   BY:  /s/ Jack Schwartzberg, Pres.
                                        ------------------------------
                                                   TENANT


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